UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2019

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 9, 2019, Gulfport Energy Corporation (“Gulfport” or the “Company”) appointed Quentin R. Hicks as the Company’s new Executive Vice President and Chief Financial Officer, to be effective August 26, 2019 (the “Effective Date”).

Mr. Hicks, age 44, is currently the Executive Vice President and Chief Financial Officer of Halcón Resources Corporation (“Halcón”), positions he has held since March 2019, having previously served as Executive Vice President, Finance, Capital Markets and Investor Relations of Halcón since January 2018. Mr. Hicks initially joined Halcón as Director of Financial Planning in August 2012 after GeoResources merged with Halcón. He was promoted to Vice President, Finance of Halcón in August 2013 and in January 2016, he was promoted to Senior Vice President, Finance and Investor Relations. While with GeoResources, Mr. Hicks served as Director of Acquisitions and Financial Planning from 2011 to 2012. From 2004 to 2011, he worked in investment banking with Bear Stearns, Sanders Morris Harris and most recently Madison Williams, where he was a Director in their energy investment banking practice. Prior to that, Mr. Hicks worked as Manager of Financial Reporting for Continental Airlines. Mr. Hicks began his career in 1998 working as an auditor for Ernst and Young LLP. Mr. Hicks graduated from Texas A&M University with a Bachelor of Business Administration and a Master of Science degree in Accounting. In addition, Mr. Hicks holds a Master of Business Administration degree in Finance from Vanderbilt University and also holds a Certified Public Accountant license from the State of Texas.

There is no family relationship between Mr. Hicks and any of the Company’s directors or executive officers. Mr. Hicks has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Company has entered into its standard indemnification agreement with Mr. Hicks, to be effective as of the Effective Date. The indemnification agreement requires the Company to indemnify Mr. Hicks to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which they could be indemnified. The foregoing description of the indemnification agreement is intended to be a summary and is qualified in its entirety by the full text of the Company’s form of indemnification agreement, which was previously filed with the Securities and Exchange Commission (“SEC”) on August 2, 2019 as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and is incorporated herein by reference.

On August 9, 2019, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Hicks, to be effective as of the Effective Date. The Employment Agreement provides for the employment of Mr. Hicks as Executive Vice President and Chief Financial Officer of the Company commencing on the Effective Date for an initial term that extends through December 31, 2023; provided that the agreement will automatically renew for successive one-year terms unless the Company or Mr. Hicks gives written notice not to renew at least 90 days before the end of the initial term or any renewal term. If a change in control (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, the term will be extended to the later of the original expiration date of the term or the date that is 24 months after the effective date of the change of control.

The Employment Agreement provides Mr. Hicks with, among other things: (i) a one-time cash bonus of $150,000 upon joining the Company, (ii) an annual base salary of $425,000, (iii) eligibility to earn a target annual bonus under the Company’s annual incentive plan equal to 90% of base salary, (iv) eligibility for annual grants of equity awards as determined in the sole discretion of the compensation committee of the board of directors (the “Committee”) of the Company pursuant to the Company’s equity compensation plans; provided that, with respect to the calendar year ending December 31, 2020, Mr. Hicks will receive awards that have a target aggregate fair value of 200% of base pay, (v) reimbursement for all reasonable expenses incurred in connection with Mr. Hicks’ relocation to Oklahoma City, Oklahoma, up to a maximum of $70,000, and (vi) benefits that are customarily provided to similarly situated executives of the Company.

The Employment Agreement further provides that (i) if Mr. Hicks’ employment is terminated without cause by the Company or by Mr. Hicks for good reason (as such terms are defined in the Employment Agreement), Mr. Hicks is entitled to severance compensation equal to (a) 100% of annual base salary and target annual bonus, (b) pro rata target annual bonus, (c) pro rata vesting of his unvested awards (with performance awards vested based on performance through the termination date), (d) immediate vesting of any Company matching or other contributions to the Company’s non-qualified deferred compensation plans, if any (“Company Non-Qualified Contributions”), and (e) a lump sum payment equal to Mr. Hicks’ monthly COBRA premium for a 12 month period, and (ii) if Mr. Hicks’ employment is terminated without cause by the Company or by Mr. Hicks for good reason, in each case, within 24 months following a change in control, Mr. Hicks is entitled to severance compensation equal to (v) 200% of annual base salary and target annual bonus, (w) pro rata target annual bonus, (x) immediate vesting of his unvested awards (with performance awards vested based on performance through the termination date), (y) immediate vesting of any Company Non-Qualified Contributions, and (z) a lump sum payment equal to Mr. Hicks’ monthly COBRA premium for an 18 month period. Any severance benefits payable under the Employment Agreement is conditioned on timely execution of a waiver and release of claims. The Employment Agreement also contains a one-year post-employment non-solicitation clause and standard confidentiality, trade secrets and cooperation provisions.

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Resignation of Chief Financial Officer

On August 9, 2019, Keri Crowell, the Company’s Chief Financial Officer, resigned from her position with the Company. There were no disagreements between the Company and Ms. Crowell on matters relating to any control issues or disagreements on the Company’s financial statement disclosures or accounting policies or practices.

In connection with Ms. Crowell’s resignation, on August 9, 2019 (the “Separation Date”), Gulfport entered into a separation and release agreement (the “Separation Agreement”) with Ms. Crowell. Pursuant to the Separation Agreement, the Company has agreed to pay Ms. Crowell separation payments in the aggregate amount of $362,500 and to reimburse Ms. Crowell’s portion of COBRA premiums for a maximum of 12 months which, along with $100,000 of Ms. Crowell’s separation payments, is subject to Ms. Crowell’s non-revocation of certain releases. Further, the Separation Agreement provides for the Company’s retention of Ms. Crowell as a consultant for a period of 12 months from the Separation Date, subject to certain conditions. The Company will pay Ms. Crowell consulting fees of $30,200 per month for the periods of time during such 12-month period in which Ms. Crowell is actually retained as a consultant.

The foregoing description of the Separation Agreement is intended to be a summary and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Form of Performance Share Award Agreement

On August 6, 2019, the Company approved a form of stock incentive award agreement that is subject to the terms of the Company’s 2019 Amended and Restated Stock Incentive Plan or any successor plan (the “Plan”), pursuant to which the Company may grant to appropriate personnel a variety of stock incentive awards. The Plan was previously filed with the SEC on August 2, 2019 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and is incorporated herein by reference.

The form of Performance Share Award Agreement (the “Performance Share Award Agreement”) is to be used to grant performance shares to named executive officers of the Company based on relative total shareholder return (“RTSR”). RTSR is an incentive measure whereby participants will earn from 0% to 200% of the target award based on the Company’s RTSR ranking compared to the RTSR of the companies in the Company’s designated peer group at the end of the performance period. Awards under the Performance Share Award Agreement (“Performance Share Awards”) will be earned and vested over a performance period measured from January 1, 2019 to December 31, 2021, subject to earlier termination of the performance period in the event of a change in control. This summary is not intended to be complete and is qualified in its entirety by reference to the Form of Performance Share Award Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Number	Exhibit

10.1	Employment Agreement dated August 9, 2019, by and between the Company and Quentin R. Hicks.

10.2	Separation and Release Agreement dated August 9, 2019, by and between the Company and Keri Crowell.

10.3	Form of Performance Share Award Agreement.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: August 12, 2019	By:	/s/ Patrick K. Craine
Patrick K. Craine
General Counsel and Corporate Secretary